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                                                                   Exhibit 10.13


                  MEMORANDUM OF AGREEMENT OF PURCHASE AND SALE
                (9.5360 Acres, Pearland, Brazoria County, Texas)

THE STATE OF TEXAS              (S)
                                (S)
COUNTY OF BRAZORIA              (S)

         THIS MEMORANDUM OF AGREEMENT OF PURCHASE AND SALE (this "Memorandum") is made and entered into as of the Effective Date (as hereinbelow defined), by and between AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation, as Seller ("Seller"), and THE QUEVEDO FAMILY LIMITED LIABILITY COMPANY, a Florida limited liability company, as Purchaser ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         1. Purchase and Sale. Subject to the terms, provisions and conditions hereof, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, on the terms and conditions herein stated, all, but not a part, of that certain tract of land, and the improvements situated thereon, located in Pearland, Brazoria County, Texas, as more particularly described on Exhibit A hereto, together with (i) any and all improvements thereon, (ii) all rights and appurtenances (including, without limitation, easements appurtenant) thereto, and (iii) all easements or rights of Seller in adjacent roads and streets or in any adjacent alleys, strips or gores of land (the "Property"). The conveyance of the Property shall also include the office/warehouse building and all other improvements located thereon and further together with all furniture, fixtures, and equipment located thereon (the "Personal Property").

         2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000). The Purchase Price shall be in the form of a credit against certain reimbursement obligations owed by Seller to Purchaser in connection with a draw in the amount of $1,500,000 made by Bank of America, N.A. ("Bank of America") under a $2,500,000 letter of credit issued to Bank of America on behalf of Benito Quevedo ("Quevedo"), an affiliate of Purchaser, in connection with Quevedo's personal guaranty of certain obligations of Seller in favor of Bank of America.

         In addition, at Closing, Seller shall deliver to Purchaser, in cash, $100,000 of rents previously received by Seller with respect to the Property.

         3. The Closing. The consummation of the sale and purchase of the Property ("Closing") has occurred on even date with the Effective Date of this Memorandum.

            (a) Seller Deliveries. Seller has delivered or caused to be delivered to Purchaser, at Seller's sole cost and expense, the following items at the times indicated:

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                (1) A Special Warranty Deed (the "Deed") in the form attached hereto as Exhibit B and incorporated for reference purposes herein, fully executed and acknowledged by Seller, conveying to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances (as defined in Section 3(b) hereof).

                (2) A Bill of Sale and Assignment Agreement (the "Bill of Sale")
            duly executed and acknowledged by Seller and in the form attached hereto as Exhibit C and incorporated herein for reference purposes, conveying the Personal Property to Buyer free from any and all security interests, liens, or judgments, and also conveying all other tangible and intangible rights of Seller in and to the Property.

                (3) On the Effective Date hereof, the Certificate as to
            Non-Foreign Status described in Section 6 hereof, fully executed and sworn to by Seller.

                (4) On the Effective Date hereof, on the Title Company's
            standard form, a "bills paid affidavit" verifying that there are no unpaid bills or claims for labor performed or materials furnished with respect to the Property prior to Closing, and by which affidavit Seller indemnifies and holds harmless Purchaser and the Title Company from all loss, liability and expense resulting from or incident to claims against the Property for any such matters, sufficient in all respect to cause the Title Company to insure Purchaser's title against unrecorded mechanic's and materialmen's liens.

                (5) On the Effective Date hereof, all other documents required by First American Title Insurance Company of Texas, Three Greenway Plaza, Suite 1100, Houston, Texas 77046 (Attn: Ms. Kathy Vinson) (the "Title Company") in connection with this transaction, including, without limitation, a settlement statement, duly executed by Seller.

            (b) Seller's Obligations Regarding Issuance of Owner's Policy to Purchaser. On even date with the Effective Date hereof, Seller shall cause and has caused the Title Company to issue and deliver to Purchaser a Texas standard form of Owner's Policy of Title Insurance as prescribed by the Texas State Board of Insurance (the "Owner's Policy"), dated as of the Closing Date and issued by the Title Company, insuring Purchaser's fee simple title to the Property in the full amount of the Purchase Price. The premium for the Owner's Policy shall be (and has on even date herewith has been) paid by Seller. The Owner's Policy shall be subject only to (A) the hereinafter described standard policy pre-printed exceptions (modified as herein required), (B) ad valorem taxes owing with respect to the Property for the calendar year 2002, and (C) the Permitted Encumbrances. For purposes hereof, the "Permitted Encumbrances" are only those items set forth on Exhibit D attached hereto and incorporated herein by reference. The Owner's Policy shall be subject to the standard pre-printed exceptions provided for in the standard form of commitment for owner's policy of title insurance approved by the State Board of Insurance for use in the State of Texas; provided, however, that:

                    (i) The Owner's Policy shall not contain any exceptions for liens of any kind;

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           (ii)    The standard survey exception (i.e., Item 2 of Schedule B of the standard title commitment form) shall be modified to read "shortages in area" only at the expense of Purchaser;

           (iii) The exception for liens for standby fees and taxes shall be limited to those accrued for 2002 and subsequent years (and tax roll-backs per the standard policy language);

           (iv) The exception for restrictive covenants shall refer only to Permitted Encumbrances that constitute restrictions, if any;

           (v) There shall be no exception for any matters addressed in Schedule C of the Title Commitment; and

           (vi) Any mandatory arbitration clause in the Owner's Policy shall be deleted.

           (c) Adjustments. Ad valorem and similar taxes and assessments relating to the Property for the calendar year of the Closing shall be prorated between Seller and Purchaser as of the Closing Date based upon the best available estimates of the amount of taxes that will be due and payable on the Property. As soon as the actual amount of taxes and assessments on the Property for such year is known, Seller and Purchaser shall readjust, if necessary, the amount of taxes and assessments to be paid by each party with the result that Seller shall promptly pay for those taxes and assessments attributable to the period of time through the Closing Date and Purchaser shall promptly pay for those taxes and assessments attributable to the period of time after the Closing Date. Any special assessments applicable to the Property for improvements made prior to the Closing shall be paid by Seller.

           (d) Possession and Closing. Subject to the Permitted Encumbrances (including any possession or tenancy rights, if any, of Earnest Taylor and/or Tailored Aviation, Inc.), exclusive possession of the Property shall be delivered to Purchaser at Closing.

           (e) Costs of Closing. Seller shall pay the recording costs for the Deed, and one-half (1/2) of any Title Company escrow fee, the premium for the Owner's Policy, the cost of tax certificates, and the cost of the environmental site assessment and structural review of the Property conducted by Robert A. King, Inc. Further, Seller agrees to pay for the cost of Purchaser's attorney's fees relating to this transaction. Except as set forth above, the parties hereto shall be responsible for all other fees or expenses incurred by such party in connection with this transaction.

     4. Express Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the Effective Date, except where specific reference is made herein to the contrary to another date or dates, in which case such date or dates will apply, as follows:

           (a) Seller has no knowledge of adverse or other parties in possession or any occupancy of the Property, or of any part thereof, other than Earnest Taylor and/or Tailored Aviation, Inc.

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           (b) There are no actions, suits, claims, assessments, or proceedings pending or, to the knowledge of Seller, threatened that could adversely affect the ownership, development, maintenance, or operation of the Property or Seller's ability to perform hereunder. Seller has not received any written notice from any governmental or quasi-governmental agency or authority requiring the correction of any condition with respect to the Property or any part thereof, by reason of a violation of any regulation or otherwise. Seller has not received any written notice of, and has no other knowledge or information of, any pending or contemplated condemnation action with respect to the Property, or any part thereof.

           (c) Seller has no knowledge of any existing fact or condition which would result in the termination of the current access from the Property to any presently existing highway, street, alley, or road adjoining or situated on the Property, or to any existing water, sewer, or other utility Property servicing, adjoining, or situated on the Property.

           (d) Seller has good and indefeasible title to the Property.

           (e) There is no action, suit, proceeding, or claim presently pending in any court or before any federal, state, county, or municipal department, commission, board, bureau, or agency or other governmental instrumentality or before any arbitration tribunal or panel affecting Seller's ability to perform its obligations under this Memorandum, nor, to the best knowledge of Seller, is any such action, suit, proceeding, or claim threatened.

           (f) Seller is not aware of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, contemplated by or pending or threatened against Seller or the Property.

           (g) There are no contracts of construction, employment, management, service, or supply which will materially and adversely affect the Property after Closing.

           (h) To the knowledge of Seller, there is no Hazardous Substance or Solid Waste illegally contaminating the Property, except as may be reflected in any environmental report(s) obtained by Buyer. The term (as used in this Memorandum) "Hazardous Substance" has the meaning specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), and the terms "Solid Waste" and "disposal" (or "disposed") have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"). If either CERCLA or RCRA is amended to broaden the meaning of any term defined thereby, the broader meaning shall apply to this paragraph after the effective date of the amendment.

           (i) There are no unpaid assessments for public improvements against the Property, and Seller has no knowledge of any proposed assessments against the Property. The Property is not subject to assessments for any street paving, curbing, or similar improvements.

           (j) Seller has not received written notice of (1) public plans or proposals for changes in road grade, access, or other municipal improvements which would affect the Property


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or result in any assessment, or (2) any pending tax proceeding for the reduction or increase of the assessed real estate tax evaluation of the Property or any portion thereof.

           (k) Seller is duly organized, validly existing, and in good standing under the laws of the state of its organization and is qualified to transact business in the state in which the Property is situated. This Memorandum and all instruments, documents, and agreements to be executed by Seller in connection herewith are, or when delivered shall be, duly and validly executed and delivered by Seller to Purchaser and are, or when delivered shall be, legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally or by general principles of equity. Each individual executing this Memorandum on behalf of Seller represents and warrants to Purchaser that he or she is duly authorized to do so.

           (l) Seller has the capacity and complete authority to enter into and perform this Memorandum, and no consent, approval, or other action by any other party or entity will be needed thereafter to authorize Seller's execution and performance of this Memorandum. The execution and delivery of this Memorandum by Seller, the consummation by Seller of the transaction contemplated hereby, and compliance by Seller with any of the provisions hereof will not (1) conflict with or result in any breach of any provisions of the formation documents of Seller; (2) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right to termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which Seller is a part or by which Seller or the Property may be bound; or (3) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or the Property; except in the case of clauses (2) or (3) above, for violations, breaches or defaults (A) that would not in the aggregate have a material adverse effect on the business or financial condition of Seller and on the effectiveness of the transaction contemplated hereby or (B) for which waivers or consents have been or will be obtained prior to the Closing Date (as herein defined).

           (m) Seller is not a "foreign person", "foreign trust", or "foreign corporation" within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

           PURCHASER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO MAKE FULL AND COMPLETE INSPECTIONS OF THE PROPERTY TO PURCHASER'S SATISFACTION. PURCHASER IS RELYING SOLELY ON PURCHASER'S OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OR ANY AGENT, REPRESENTATIVE OR OTHER PARTY ACTING ON BEHALF OF SELLER. EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, IT IS THE UNDERSTANDING AND INTENTION OF THE PARTIES THAT THE SALE OF THE PROPERTY FROM SELLER TO PURCHASER IS MADE ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS. ACCORDINGLY, EXCEPT AS

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EXPRESSLY PROVIDED FOR IN THIS MEMORANDUM AND EXCEPT AS TO THE WARRANTY OF
TITLE TO BE CONTAINED IN THE DEED, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO, CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (II) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, REGULATIONS, STATUTES OR ORDINANCES OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (III) THE LIABILITY, MERCHANTABILITY, MARKETABILITY, OR PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, OR (IV) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SPECIFICALLY, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET OUT IN THIS MEMORANDUM, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES REGARDING COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION OR LAND USE LAWS, RULES OR REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, THOSE PERTAINING TO SOLID WASTE, AS DEFINED BY U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER. PURCHASER REPRESENTS TO SELLER THAT PURCHASER SHALL RELY SOLELY UPON ITS OWN INVESTIGATIONS, INSPECTIONS AND STUDIES OF THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, SELLER'S AGENTS OR CONTRACTORS OR OTHERWISE GENERATED FROM THIRD PARTY SOURCES. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF FURNISHED BY ANY PARTY PURPORTING TO ACT ON BEHALF OF SELLER. THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS PARAGRAPH SHALL BE INCLUDED IN THE DEED AND OTHER CLOSING DOCUMENTS FROM SELLER TO PURCHASER AND SHALL EXPRESSLY SURVIVE THE CLOSING OF THIS MEMORANDUM.

         For purposes hereof, Seller's "knowledge" shall mean and be limited exclusively to the actual awareness of facts by Roy T. Rimmer, Jr., without any duty of investigation or inquiry, and shall mean that such named persons are not actually aware of the untruth of such statement, without being under any obligation to conduct any inquiry or investigation of such matter for purposes of attempting to verify the absolute truth or accuracy thereof.

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         5. Real Estate Commission. Purchaser and Seller each represents to the other that there are no real estate agents or brokers entitled to a commission in connection with this purchase and sale of the Property as the result of any act, deed, promise or agreement of such party. Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against any and all claims of any agent, broker, finder or other similar party claiming through or on account of an agreement or alleged agreement with Purchaser, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all claims of any agent, broker, finder or other similar party claiming through or on account of an agreement or alleged agreement with Seller.

         6. Seller's Non-Foreign Status. Seller represents and warrants that Seller is not a "foreign person," as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and in the Rules and Regulations promulgated by the Treasury Department with respect thereto (collectively, "Federal Tax Law"). Therefore, at the Closing, Seller will deliver to Purchaser a Certificate of Non-Foreign Status in the form attached hereto as Exhibit E and incorporated herein for reference purposes, subscribed and sworn to by Seller, complying with Federal Tax Law (the "Certificate as to Non-Foreign Status"). If Purchaser has reason to believe that Seller is a "foreign person" or if Seller fails to deliver the Certificate as to Non-Foreign Status at the Closing, subscribed and sworn to as described above, then, in either such event, the Title Company is hereby authorized to withhold from the Purchase Price otherwise payable to Seller, all sums required to be withheld by Purchaser under Federal Tax Law (and if the cash portion of the Purchase Price is insufficient for such purpose, then Seller shall deliver the shortfall in cash into escrow with the Title Company at Closing), and the Title Company will deliver such amount withheld (and/or delivered by Seller) to the Internal Revenue Service together with the appropriate forms prescribed by the U.S. Department of the Treasury, with copies being contemporaneously sent to both Seller and Purchaser.

         7. Authority. Each party to this Memorandum warrants and represents to the other that such party has full power and authority to enter into and perform its obligations under this Memorandum in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all approvals, consents and authorizations necessary or required by any state and/or federal law or private agreement in order for such party to enter into and perform its obligations under this Memorandum have been obtained and all legal requirements fully complied with.

         8. Notices. Any notice, demand or request permitted, required or desired to be given in connection with this Memorandum shall be in writing and shall be hand delivered, or be sent by United States certified or registered mail, return receipt requested, postage prepaid, or be sent by private, receipted courier guaranteeing same-day or next-day delivery, addressed as follows:

                If to Seller:     c/o TIMCO Aviation Services, Inc.
                                  623 Radar Road
                                  Greensboro, NC 27410
                                  Attn:  Mr. Roy T. Rimmer, Jr.
                                  Facsimile:  (336) 665-9508

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                With a copy to:     Boyar & Miller
                                    4265 San Felipe, Suite 1200
                                    Houston, Texas 77027
                                    Attn:  Mr. Patrick Hayes
                                    Facsimile:  (713) 552-1758

                If to Purchaser:    c/o Aero Technologies, Inc.
                                    2200 NW 84th Ave.
                                    Miami, FL 33122
                                    Attn:  Mr. Ben Quevedo
                                    Facsimile:  (305) 436-5464 (x239)

                With a copy to:     Mr. John Bolen
                                    M.D. Gibson & Associates, P.C.
                                    2500 West Loop South, Suite 400
                                    Houston, Texas 77027
                                    Facsimile:  (713) 965-9173

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier;
(iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change.

         9. Entire Agreement. This Memorandum represents the entire agreement by and between Purchaser and Seller with regard to the subject matter dealt with herein, and it may not be modified except by written amendment executed by Purchaser and Seller.

         10. Successors and Assigns. The terms and provisions of this Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         11. Governing Law. The terms, provisions and conditions of this Memorandum shall be governed by and construed in accordance with the laws of the State of Texas. Venue for all suits and actions arising out of or in connection with this Memorandum shall be proper only in the state and federal courts sitting in Brazoria County, Texas, and each party hereby consents to the assertion of personal jurisdiction by such courts over such party for the limited purposes of such suit but does not waive requirement for service of process in the manner prescribed by law.

         12. Severability. If any provision of this Memorandum shall, for any reason, be held to be illegal, invalid or unenforceable, then the other provisions of this Memorandum shall not be rendered invalid or otherwise affected thereby, all of which remaining provisions shall continue in full force and effect to the maximum extent permitted by applicable law.

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         13. Survival of Representations and Warranties; Further Assurances. The
representations and warranties of Seller contained in this Memorandum shall survive the Closing for a period of one (1) year. Seller and Purchaser each agree to execute and deliver such other documents, on or after the Closing Date, as are reasonably necessary to give effect to and carry out the transaction herein contemplated.

         14. Exhibits. All exhibits referenced in this Memorandum are attached hereto and incorporated herein by this reference and shall constitute a part of the terms, covenants, conditions and provisions hereof, as if set forth herein verbatim.

         15. Notice to Purchaser. The Texas Real Estate License Act requires that Purchaser be advised that he should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property. Notice to that effect is, therefore, hereby given to and acknowledged by Purchaser.

         16. Headings; Construction. The headings contained in this Memorandum are for reference purposes only and shall not modify or affect this Memorandum in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular. All references in this Memorandum to "herein", "hereunder" or "hereby" shall refer to this entire Memorandum rather than any particular section, paragraph, subparagraph, clause or provision, unless specifically stated otherwise.

         17. WAIVER OF CONSUMER RIGHTS. BUYER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

         18. Effective Date. The "Effective Date" of this Memorandum is defined as the date on which fully executed originals of this Agreement and the Closing Documents are delivered to the Title Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         EXECUTED by the parties on the respective dates set forth below, to be effective as of the Effective Date set forth herein.

                                  SELLER:

Date: July 12, 2002               AVIATION SALES DISTRIBUTION
                                  SERVICES COMPANY,
                                  a Delaware corporation

                                  By: /s/ Timothy D. Nolan
                                     -------------------------------------------

                                  Name:  Timothy D. Nolan
                                        ----------------------------------------

                                  Title:  Treasurer
                                         ---------------------------------------

                                  PURCHASER:

                                  THE QUEVEDO FAMILY LIMITED LIABILITY COMPANY, a Florida limited liability company

Date: July 12, 2002               By:   /s/
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

EXHIBITS:

Exhibit A  -  Description of the Property
Exhibit B  -  Form of Special Warranty Deed
Exhibit C  -  Form of Bill of Sale and Assignment Agreement
Exhibit D  -  Permitted Encumbrances
Exhibit E  -  Form of Certificate of Non-Foreign Status